Exhibit 99.1

May 2, 2005

<<Investor>>

<<Street Address>>

<<City, State, Zip Code>>

Re: First Quarter 2005 Wells Limited Partnership Fact Sheets

Dear <<Investor>>:

In our ongoing effort to help you stay up-to-date on your Wells limited partnership investment, we have enclosed a first quarter 2005 fact sheet for each fund in which you are a limited partner. The fact sheet provides valuable information about each portfolio, including the annualized yield and tax passive losses, property activity, and current leasing percentages. For further details, you may access the first quarter 2005 Form 10-Q filing for your fund(s), which will be available after May 16 on the Wells Web site at www.wellsref.com. The login is “investor,” and the password is “growth.”

For your reference, the following summarizes the list of your investment(s), the number of units you own, and the net amount invested*:

<<Fund I, Class A, 00 Units, Net Amount Invested>>

<<Fund I, Class B, 00 Units, Net Amount Invested >>

<<Fund II, Class A, 00 Units, Net Amount Invested >>

<<Fund II, Class B, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class A, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class B, 00 Units, Net Amount Invested >>

<<Fund III, Class A, 00 Units, Net Amount Invested >>

<<Fund III, Class B, 00 Units, Net Amount Invested >>

<<Fund IV, Class A, 00 Units, Net Amount Invested >>

<<Fund IV, Class B, 00 Units, Net Amount Invested >>

<<Fund V, Class A, 00 Units, Net Amount Invested >>

<<Fund V, Class B, 00 Units, Net Amount Invested >>

<<Fund VI, Class A, 00 Units, Net Amount Invested >>

<<Fund VI, Class B, 00 Units, Net Amount Invested >>

<<Fund VII, Class A, 00 Units, Net Amount Invested >>

<<Fund VII, Class B, 00 Units, Net Amount Invested >>

<<Fund X, Class A, 00 Units, Net Amount Invested >>

<<Fund X, Class B, 00 Units, Net Amount Invested >>

<<Fund XI, Class A, 00 Units, Net Amount Invested >>

<<Fund XI, Class B, 00 Units, Net Amount Invested >>

<<Fund XII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Tax Preferred, 00 Units, Net Amount Invested >>

(over)

Also, if you have not already done so, please consider signing up for electronic communications in order to save partnership expenses. Not only will you receive information quickly and securely, you will help reduce mailing costs borne by the partnership. Simply call a Client Services Specialist today at 800-557-4830, and they’d be happy to assist you.

We value your support of Wells Real Estate Funds and thank you for allowing us to serve your investment needs.

Sincerely,

Leo F. Wells III

General Partner

Enclosure(s)

cc: Financial Representative

*	The “Net Amount Invested” is intended to show the original purchase amount of the units owned in the account less any Net Sale Proceeds (NSP) distributions that may have been paid on the underlying units. It is not intended to reflect the fair market value of your units, and you should be advised that these amounts do not represent the value of the Partnership’s properties or the amount you would receive upon liquidation of the Partnership. Please note that your investment in units is illiquid because there is no public trading market for the units, and there can be no assurance that you will be able to receive this amount for your units at any time in the future or upon the ultimate liquidation of the Partnership.

Wells Real Estate Fund VIII, L.P. Fact Sheet        VIII

DATA AS OF MARCH 31, 2005

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 3/31/2005	PERCENT OWNED
AT&T Texas	100%	55%
BellSouth	100%	32%
CH2M Hill	82%	63%
305 Interlocken Parkway (Formerly known as Cirrus Logic)	0%	55%
Hannover Center	SOLD	63%
15253 Bake Parkway (Formerly known as the Quest building)	SOLD	46%
Tanglewood Commons	SOLD*	32%
U.S. Cellular	100%	55%

WEIGHTED AVERAGE	81%

*	Sold on April 21, 2005.

FUND FEATURES

OFFERING DATES	January 1995 – January 1996

PRICE PER UNIT	$10

A/B STRUCTURE	A’s – Cash available for distribution up to 10% Preferred B’s – Net loss until capital account reaches zero + No Operating Distributions

A/B RATIO AT CLOSE OF OFFERING	82% to 18%

AMOUNT RAISED	$32,042,689

Please note that the figures in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund VIII is moving from the holding phase and beginning the positioning-for-sale phase of its life cycle. Three assets have now been sold, with the closing of the Tanglewood Commons asset after the end of the quarter. Our focus on the remaining assets involves increasing the occupancy level within the portfolio and concentrating on re-leasing and marketing efforts that we believe will ultimately result in the best disposition pricing for our investors.

The sale of the Tanglewood shopping center was a great start for 2005. The sale price of $11,500,000 was well above the original purchase price for this asset. We also announced the first distribution of net sale proceeds to the limited partners, scheduled for the second quarter 2005, totaling approximately $5,300,000 from the sales of Hannover Center, 15253 Bake Parkway, and the Tanglewood Commons outparcel, as well as a portion of the Cirrus Logic termination payment.

The first quarter 2005 operating distributions to the Class “A” unit holders were 3.0%, after reserving distributions in the prior quarter. The General Partners anticipate that operating distributions may be reserved or remain low in the near term, considering the vacancy at 305 Interlocken Parkway, the re-leasing costs for the remaining vacant space at CH2M Hill, and the reduced cash flow resulting from the property sales. Once the details surrounding the extent of the capital requirements, as well as the outcome of the leasing efforts become known, the General Partners will evaluate if distributions of the remaining net sale proceeds from the Bake Parkway and Tanglewood shopping center sales are appropriate.

We would like to highlight the Cumulative Performance Summary on the back page, which provides a high-level overview of the Fund’s overall performance to date.

Property Summary

•	The AT&T Texas building is currently 100% leased through July 2011.

•	The BellSouth building in Jacksonville, Florida, is currently 100% leased. Leases for both tenants of the building expire in 2006.

•	The CH2M Hill property is located in Gainesville, Florida. We renewed the CH2M Hill lease in the fourth quarter 2004 for an additional five years, extending the lease term to November 2010. As part of the negotiation, the tenant reduced the size of its space, resulting in a lower occupancy of 82% for the building. We are aggressively marketing the remaining vacant space in this property.

Continued on reverse

Wells Real Estate Fund VIII, L.P. Fact Sheet        VIII

DATA AS OF MARCH 31, 2005

•	The 305 Interlocken Parkway property is located in the Broomfield submarket of Denver, Colorado. Based on concerns over the tenant’s long-term viability, the General Partners negotiated a lease termination with the tenant in August 2004. The tenant paid $800,000 as a reimbursement for leasing costs, $1,300,000 for future leasing costs, $500,000 for operating expenses while the property is vacant, and $1,673,000 as an additional termination fee. We are aggressively working on re-leasing the building at this time.

•	The Hannover Center property was sold on April 29, 2004, and net sale proceeds of $1,079,364 have been allocated to the Fund. These proceeds are scheduled to be distributed in the second quarter 2005.

•	The 15253 Bake Parkway building, located in Orange County in southern California, was sold on November 30, 2004, following the signing of a new 10-year lease with Gambro Healthcare. Of the net sale proceeds, $5,487,477 was allocated to Fund VIII, and $424,857 has been used to fund the Partnership’s pro-rata share of the Gambro and CH2M Hill re-leasing costs. We are planning to distribute $3,612,620 of these proceeds to the limited partners in the second quarter 2005. The remaining proceeds have been reserved as the General Partners review the potential capital needs at the remaining properties in the Fund.

•	The Tanglewood Commons shopping center was sold on April 21, 2005, and net sale proceeds of approximately $3,600,000 were allocated to Fund VIII. The Fund had previously sold a land outparcel at Tanglewood in 2002, resulting in an allocation of net sale proceeds of $169,643 to the Fund. These proceeds are scheduled to be distributed to the limited partners in the second quarter 2005. The Fund retains an ownership interest in two remaining outparcels, which will be marketed for sale now that the shopping center has been sold. The General Partners will evaluate the capital needs of the Fund to determine if all or a portion of the proceeds from the Tanglewood shopping center sale can be distributed in 2005.

•	The U.S. Cellular building, located in Madison, Wisconsin, is 100% leased through May 2007.

For further information, please refer to Fund VIII’s most recent

10-Q filing, which can be found on the Wells Web site

at www.wellsref.com

CUMULATIVE PERFORMANCE SUMMARY (1)

	PAR VALUE	Cumulative Operating Cash Flow Distributed	Cumulative Passive Losses (2)	Cumulative Net Sale Proceeds Distributed	Est. Unit Value As of 12/31/04 (3)
PER “A” UNIT	$10	$7.36	N/A	$0.00	$9.05

PER “B” UNIT	$10	$0.00	$8.17	$0.00	$16.35

(1)	These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units and have not made any conversion elections from Class A units to Class B units, or vice versa, under the Partnership agreement.
(2)	This estimated per-unit amount is calculated as the sum of the annual per unit cumulative passive loss allocated to a Pure Class B unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.
(3)	Please refer to the disclosure related to the estimated unit valuations contained in Item 5 of the 12/31/2004 Form 10-K for this partnership.

ANNUALIZED YIELD — PER “A” UNIT AT $10 OFFERING PRICE

	Q1	Q2	Q3	Q4	AVG YTD
2005	3.00%	—	—	—	—
2004	9.50%	Reserved	9.50%	Reserved	4.75%
2003	9.50%	9.50%	9.50%	9.50%	9.50%
2002	9.50%	9.50%	9.50%	9.50%	9.50%
2001	8.75%	9.25%	9.75%	9.75%	9.38%
2000	9.14%	9.24%	9.00%	8.39%	8.94%
1999	8.60%	8.80%	9.00%	8.99%	8.85%
1998	8.37%	8.52%	8.61%	8.83%	8.58%
1997	4.17%	5.04%	7.54%	8.03%	6.20%
1996	4.25%	4.19%	4.30%	4.84%	4.40%
1995	0.00%	0.00%	0.00%	11.19%	2.80%

TAX PASSIVE LOSSES – CLASS “B” PARTNERS

2004	2003	2002	2001	2000	1999
-18.31%*	7.00%	18.21%	17.97%	16.21%	14.92%

*	Negative percentage due to income allocation.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

LPFLYPROFCTSHQ105-04	© 2005 Wells Real Estate Funds